                                                                     EXHIBIT 4.4

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                                GTE CORPORATION

                                      AND

                             THE BANK OF NEW YORK,
                                  as Trustee


                                ________________


                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of ________ __, 1994

                                       TO


                                   INDENTURE



                         Dated as of June 1, 1994


                                ________________

______% Junior Subordinated Deferrable Interest Debentures, Series A, Due 2024


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          FIRST SUPPLEMENTAL INDENTURE, dated as of the _____ day of _________, 1994 (the "First Supplemental Indenture"), between GTE CORPORATION, a corporation duly organized and existing under the laws of the State of New York (hereinafter sometimes referred to as the "Company"), and THE BANK OF NEW YORK, a New York banking association organized and existing under the laws of the State of New York, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture dated as of June 1, 1994 between the Company and the Trustee (the "Indenture"; all terms used and not defined herein are used as defined in the Indenture).

          WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its junior subordinated debentures (the "Debentures"), said Debentures to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided; and

          WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its _____% Junior Subordinated Deferrable Interest Debentures, Series A, Due 2024 (said series being hereinafter referred to as the "Series A Debentures"), the form and substance of such Series A Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

          WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series A Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized:

          NOW THEREFORE, in consideration of the purchase and acceptance of the Series A Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series A Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                  ARTICLE ONE

                        General Terms and Conditions of
                            the Series A Debentures


          SECTION 1.01. There shall be and is hereby authorized a series of Debentures designated the "_____% Junior Subordinated Deferrable Interest Debentures, Series A, Due 2024", limited in aggregate principal amount to $______, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Series A Debentures. The Series A Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on _______ __, 2024, and shall be issued in the form of registered Series A Debentures without coupons.

         SECTION 1.02. Except as provided in Section 1.03 herein, the Series A Debentures shall be issued in certificated form. Principal and interest on the Series A Debentures issued in certificated form will be payable, the transfer of such Series A Debentures will be registrable and such Series A Debentures will be exchangeable for the Series A Debentures bearing identical terms and provisions at the office or agency of the Company in the Borough of Manhattan, The City and State of New York; provided, however, that payment of interest may
                                --------  -------
be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture register.

          SECTION 1.03. Each Series A Debenture will bear interest at the rate of _____% per annum from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, payable semi-annually on June 30 and December 31 (each, an "Interest Payment Date", commencing on December 31, 1994), to the person in whose name such Series A Debenture or any predecessor Series A Debenture is registered, at the close of business on the preceding June 15 or December 15, respectively. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Series A Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series A Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to.


          The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Debentures is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect it made on such date.

                                 ARTICLE TWO

                    Redemption of the Series A Debentures

          SECTION 2.01.  The Series A Debentures will be redeemable at the
option of GTE, as a whole or in part, at anytime on or after         , 2004 and
prior to maturity, upon not less than 30 nor more than 60 days' notice, at the applicable percentage of the principal amount thereof specified in the form of Debenture set forth herein under the heading "Redemption Price" during the respective twelve-month periods beginning _______ of the years shown therein, together with accrued interest to the date fixed for redemption.

                                 ARTICLE THREE

                      Extension of Interest Payment Period

          SECTION 3.01. The Company shall have the right, at any time during the term of the Series A Debentures, from time to time to extend the interest payment period, of such Series A Debentures for up to 60 consecutive months (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon (together with interest thereon at the rate specified for the Series A Debentures to the extent permitted by applicable law); provided that, during such Extended Interest Payment Period the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 60 consecutive months. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest during an Extended Interest Payment Period, except at the end thereof, shall be due and payable.

          SECTION 3.02. (a) The Company shall give the holders of the Series A Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period 10 business days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to holders of the Series A Debentures (or, if applicable, to the New York Stock Exchange or other applicable self-regulatory organization) of the record or payment date of such interest payment, but in any event not less than two business days prior to such record date.

          (b) The month in which any notice is given pursuant to paragraph (a) of this Section shall constitute one of the

60 months which comprise the maximum Extended Interest Payment Period.




                                ARTICLE FOUR

                         Form of Series A Debenture

          SECTION 4.01. The Series A Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                          (FORM OF FACE OF DEBENTURE)

No.__________________                                        $__________________

CUSIP No.  __________

                                GTE CORPORATION


___% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE, SERIES A, DUE 2024


          GTE CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein referred to as the "Company", which term includes any successor corporation under the Indenture), for value received,
hereby promises to pay to              or registered assigns, the principal sum
of                            Dollars on         , 2024, and to pay interest on
said principal sum from        , 1994 or from the most recent interest payment
date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually on June 30 and December 31 commencing
December 31, 1994 at the rate of    % per annum until the principal hereof shall
have become due and payable, and on any overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any

Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the preceding June 15 or December 15, respectively. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the
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Company by check mailed to the registered holder at such address as shall appear in the Debenture register.

          The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

          This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

          Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          The provisions of this Debenture are contained on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

Dated____________________

                                 GTE CORPORATION


                                 By_________________
                                   Chairman

Attest:



__________________________________
          Secretary

                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

The Bank of New York
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     as Trustee                  or          as Authentication Agent

By__________________________            By__________________________
     Authorized Signatory                    Authorized Signatory


                         (FORM OF REVERSE OF DEBENTURE)


          This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of June 1, 1994 duly executed and delivered between the Company and The Bank of New York, a New York banking association duly organized and existing under the laws of the State of New York, as Trustee (herein referred to as the "Trustee"), as supplemented by the First Supplemental Indenture dated as of ________, 1994 between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

          The Debentures will be redeemable at the option of GTE, as a whole or in part, at any time on or after , 2004 and prior to maturity, upon not less than 30 nor more than 60 days' notice, at the respective redemption prices (expressed in percentage of the principal amount to be redeemed) during the twelve month periods commencing on of the years indicated:

                     Redemption                          Redemption
   Year                 Price             Year              Price
   ----              ----------           ----           ----------
   2004                     %             2014                  %
   2005                     %             2015                  %
   2006                     %             2016                  %
   2007                     %             2017                  %
   2008                     %             2018                  %
   2009                     %             2019                  %
   2010                     %             2020                  %
   2011                     %             2021                  %
   2012                     %             2022                  %
   2013                     %             2023                  %

in each case, together with accrued interest to the redemption date. If the Debentures are only partially redeemed by the Company, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee.

          In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall
(i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of all series at the time outstanding affected thereby, on behalf of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

          The Company shall have the right at any time during the term of the Debentures, from time to time to extend the interest payment period of such Debentures to up to 60 consecutive months (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law); provided that, during such

Extended Interest Payment Period the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Period together with all such further extensions thereof shall not exceed 60 consecutive months. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extended Interest Payment Period.

          As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          The Debentures of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                 ARTICLE FIVE

                     Original Issue of Series A Debentures

          SECTION 5.01. Series A Debentures in the aggregate principal amount of $________, may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.


                                 ARTICLE SIX

                          Paying Agent and Registrar

          SECTION 6.01. The Bank of New York will be the paying agent and Registrar for the Series A Debentures.


                                ARTICLE SEVEN

                               Sundry Provisions.

          SECTION 7.01. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series A Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Series A Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

          SECTION 7.02. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

          SECTION 7.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

          SECTION 7.04. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                 GTE CORPORATION


                                 By______________________
                                      Vice President


Attest:



___________________
     Secretary

                                 THE BANK OF NEW YORK
                                   as Trustee


                                 By_____________________






Attest:



_____________________________
     Assistant Treasurer

STATE OF CONNECTICUT            )
COUNTY OF FAIRFIELD             )       ss.:        Stamford, _________ __, 1994

          On the ___day _________, in the year one thousand nine hundred ninety-four, before me personally came ____________ to me known, who, being by me duly sworn, did depose and say that he resides at ______________________________________________; that he is ______________ of GTE
CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                 ___________________________



STATE OF NEW YORK)
COUNTY OF        )  ss.:   _______ __, 1994

          On the __ day of ______, in the year one thousand nine hundred ninety-
four, before me personally came                to me known, who, being by me
duly sworn, did depose and say that (s)he resides at ___________________, of ____________________, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.


                                 ________________________________

                                          NOTARY PUBLIC

                                     My Commission Expires